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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of Hudson City Bancorp, Inc.:

               NAME                           STATE OF INCORPORATION
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     Hudson City Savings Bank                       New Jersey

The following is a list of the subsidiaries of Hudson City Savings Bank:

               NAME                           STATE OF INCORPORATION
----------------------------------       --------------------------------
   HudCiti Service Corporation                      New Jersey

The following is a list of the subsidiaries of HudCiti Service Corporation:

               NAME                           STATE OF INCORPORATION
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Hudson City Preferred Funding Corp.                  Delaware